Exhibit 99.2

VOTE BY INTERNET – www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [•], 2009. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ENDOCARE, INC.
C/O CLINT B. DAVIS
201 TECHNOLOGY DRIVE
IRVINE, CA 92618

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [•], 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Endocare, Inc., c/o Proxy Services, Post Office Box 9111, Farmingdale, NY 11735-9543.

PLEASE DO NOT MAIL BACK YOUR PROXY CARD IF YOU ARE VOTING BY THE INTERNET OR TELEPHONE.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS ENDOC1: KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENDOCARE, INC.

Vote on Proposal

	For	Against	Abstain
1. Proposal to approve the issuance of shares of Endocare, Inc. common stock, pursuant to the Agreement and Plan of Merger by and among Endocare, Inc., Orange Acquisitions Ltd. and Galil Medical Ltd.:	☐	☐	☐
2. Proposal to approve the issuance of up to 16,250,000 shares of Endocare, Inc. common stock, pursuant to the Stock Purchase Agreement by and among Endocare, Inc. and certain existing institutional stockholders of Endocare, Inc. and Galil Medical Ltd.:	☐	☐	☐
3. Proposal to approve and adopt the Endocare, Inc. 2009 Stock Incentive Plan:	☐	☐	☐
4. Proposal to approve the amendment of Endocare, Inc.'s Restated Certificate of Incorporation, as amended, to increase the total number of shares of capital stock that Endocare, Inc. is authorized to issue from 51,000,000 shares to 76,000,000 shares by increasing the total number of authorized shares of common stock from 50,000,000 shares to 75,000,000 shares:	☐	☐	☐
5. Proposal to approve any adjournments of the Special Meeting, if determined necessary by Endocare, Inc., to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, in favor of the foregoing proposals:	☐	☐	☐
6. In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any postponements or adjournments thereof.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting ☐ Yes ☐ No

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation or other entity, give your title. When shares are in the names of more than one person, each should sign.

FOR THE SPECIAL MEETING OF STOCKHOLDERS, [Ÿ], 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Terrence A. Noonan and Clint B. Davis, and each of them, the proxyholder of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Special Meeting of S tockholders of Endocare, Inc., a Delaware corporation (the “Company”), to be held on [Ÿ], [Ÿ], 2009, or at any postponements or adjournments thereof, as specified on the reverse hereof with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes any previous Proxies and acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on [Ÿ], 2009 and the Proxy Statement/Pr ospectus relating thereto. THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTERS AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT T